Exhibit 99.2

Fourth Quarter Fiscal 2014
Supplemental Operating and Financial Data
for the Quarter and Fiscal Year Ended April 30, 2014

CONTACT: Lindsey Knoop-Anderson Director of Investor Relations Direct Dial: 701-837-4738 E-Mail: landerson@iret.com	1400 31st Avenue SW, Suite 60 Minot, ND 58701 Tel: 701.837.4738 Fax: 701.838.7785 www.iret.com

Supplemental Financial and Operating Data

April 30, 2014

Page

Company Background and Highlights	2

Property Cost by Segment	5

Key Financial Data
Condensed Consolidated Balance Sheets	6
Condensed Consolidated Statements of Operations	7
Funds From Operations	8
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)	9

Capital Analysis
Long-Term Mortgage Debt Analysis	10
Long-Term Mortgage Debt Detail	11-13
Capital Analysis	14

Portfolio Analysis
Same-Store Properties Net Operating Income Summary	15
Net Operating Income Detail	16-19
Same-Store Properties and Overall Physical Occupancy Levels by Segment	20

Tenant Analysis
Multi-Family Residential Summary	21
Commercial Leasing Summary	22-25
10 Largest Commercial Tenants - Based on Annualized Base Rent	26
Commercial Lease Expirations	27

Growth and Strategy
Acquisition Summary	28
Development Placed in Service Summary	29
Development in Progress Summary	30

Definitions	31

Company Background and Highlights
Fourth Quarter Fiscal 2014
Investors Real Estate Trust is a self-administered, equity real estate investment trust (REIT) investing in a portfolio of income-producing properties located primarily in the upper Midwest.  IRET's portfolio is diversified among multi-family residential; commercial office; commercial healthcare, including senior housing; commercial industrial and commercial retail segments.
During the fourth quarter of fiscal year 2014, the Company closed on its acquisition of:
•	a 39,500-square foot commercial medical property in Fruitland, Idaho, for a purchase price of $7.1 million, paid in cash;
•	an approximately 4.7-acre parcel of vacant land in Isanti, Minnesota, acquired for possible future development, for a purchase price of approximately $50,000, paid in cash; and
•	an approximately 10.8-acre parcel of vacant land in Rapid City, South Dakota, acquired for possible future development, for a purchase price of $1.4 million, paid in cash.
The Company placed no development projects in service and sold no properties during the fourth quarter of fiscal year 2014.
During fiscal year 2014, continued high occupancy levels in its multi-family residential portfolio allowed the Company to implement selected rent increases, and the Company's three multi-family residential development projects placed in service during the year (the Company's Landing at Southgate project in Minot, North Dakota; Cypress Court project in St. Cloud, Minnesota, and River Ridge project in Bismarck, North Dakota) leased up quickly, with Landing at Southgate 100%, Cypress Court 78.8% and River Ridge 100% leased as of April 30, 2014. The Company expects to see continued favorable results in this segment in fiscal year 2015; however, the Company's ability to maintain occupancy levels and selectively raise rents remains dependent on continued economic recovery and employment and wage growth. The Company also observes considerable multi-family development activity in the Company's markets, and as this new construction is completed and leased, the Company will experience increased competition for tenants.
The Company's commercial office segment, while still negatively affected by a number of adverse macro conditions, including unemployment levels that remain elevated and stagnant wage growth, also showed some progress, with new leasing activity matching absorption rates in the Company's Minneapolis market and in other of its office markets. However, these absorption rates remain low, and businesses, in a continued focus on costs, appear to be increasing the density of their work spaces by placing more employees in less total square footage and giving back the excess space or downsizing upon lease renewals. We expect this erosion in demand for office space to continue, which we expect will impede upward pressure on rental rates in our commercial office portfolio in particular. Trends in the effective rents received by the Company can be seen in the information presented in the "Analysis of Commercial Segments' Credit Risk and Leases" subsection of the Management's Discussion and Analysis of Financial Conditions and Results of Operations section of the Company's 2014 10-K. Additionally, the Company continues to expect recovery of the overall office market to be challenged by the slow and uneven recovery of the broader economy and by relatively high unemployment rates.
The Company's healthcare segment consists of medical office properties and senior housing facilities. The medical office sector remains stable with modest increases in both occupancy and rents. Likewise, senior housing assets continue to benefit from a recovery of the housing market, as occupancy trends are closely aligned with the ability of seniors to sell their homes in anticipation of moving to a senior care facility.
Both the retail and industrial property markets are showing signs of revival. In the retail segment, better-located retail properties continue to enjoy more leasing success, while outlying shopping centers continue to experience higher vacancy rates. In the industrial segment, a relative lack of new supply is leading to vacant industrial space being absorbed. Industrial rents are not yet rising to reflect this lack of new supply, but tenant concessions appear to be dissipating.
The Company plans to continue in fiscal year 2015 its selective disposition of assets in non-core markets, particularly office and retail segment assets, and intends to use the proceeds from these dispositions to continue deleveraging its portfolio and for developing and acquiring high-quality assets in its multi-family and healthcare segments. Subsequent to the end of fiscal year 2014, on May 19, 2014, the Company sold an office property in Edina, Minnesota for a total sales price of approximately $3.1 million.
The Company continues to allocate resources to the dynamic economy of the energy-rich Bakken Shale Formation region of eastern Montana, western and central North Dakota, northwest South Dakota and western Minnesota. Development projects currently scheduled for completion in fiscal years 2015 and 2016 in this region include the Company's 233-unit Commons at Southgate apartment projects in Minot, North Dakota, in which the Company has a 51% interest; and the 288-unit Renaissance Heights Phase I apartment project in Williston, North Dakota, in which the Company has an approximately 70% interest. Energy activity in the Bakken Shale region continues to be robust, and the Company expects this activity to remain strong in the next several years.
In the fourth quarter of fiscal year 2014, IRET paid its 172nd consecutive quarterly distribution. The $0.1300 per share/unit distribution was payable on April 1, 2014. Subsequent to the end of fiscal year 2014, on June 2, 2014, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable July 1, 2014 to common shareholders and unitholders of record on June 16, 2014. Also on June 2, 2014, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable June 30, 2014 to Series A preferred shareholders of record on June 16, 2014, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable June 30, 2014 to Series B preferred shareholders of record on June 16, 2014.
As of April 30, 2014, IRET owns a diversified portfolio of 259 properties consisting of 93 multi-family residential properties, 65 commercial office properties, 67 commercial healthcare properties (including senior housing), 8 commercial industrial properties and 26 commercial retail properties.  IRET's common shares are publicly traded on the New York Stock Exchange (NYSE: IRET).

Company Snapshot
(as of April 30, 2014)
Company Headquarters	Minot, North Dakota
Fiscal Year-End	April 30
Reportable Segments	Multi-Family Residential, Commercial Office, Commercial Healthcare, Commercial Industrial, Commercial Retail
Total Properties	259
Total Square Feet
(commercial properties)	10.4 million
Total Units
(multi-family residential properties)	10,779
Common Shares Outstanding (thousands)	109,019
Limited Partnership Units Outstanding (thousands)	21,094
Common Share Distribution - Quarter/Annualized	$0.13/$0.52
Dividend Yield	6.0%
Total Capitalization (see p.14 for detail)	$2.4 billion

Investor Information
(as of April 30, 2014)
Board of Trustees
Jeffrey L. Miller	Trustee and Chairman
John D. Stewart	Trustee, Vice Chairman, and Chair of Nominating and Governance Committee
Jeffrey K. Woodbury	Trustee, Chair of Audit Committee
Linda J. Hall	Trustee, Chair of Compensation Committee
Terrance P. Maxwell	Trustee
Stephen L. Stenehjem	Trustee
Timothy P. Mihalick	Trustee, President and Chief Executive Officer
Thomas A. Wentz, Jr.	Trustee, Executive Vice President and Chief Operating Officer

Management
Timothy P. Mihalick	President and Chief Executive Officer; Trustee
Thomas A. Wentz, Jr	Executive Vice President and Chief Operating Officer; Trustee
Diane K. Bryantt	Executive Vice President and Chief Financial Officer
Michael A. Bosh	Executive Vice President, General Counsel and Assistant Secretary
Mark Reiling	Executive Vice President of Asset Management
Charles A. Greenberg	Senior Vice President, Commercial Asset Management
Ted E. Holmes	Senior Vice President, Finance
Andrew Martin	Senior Vice President, Residential Property Management

Corporate Headquarters:
1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, North Dakota 58702-1988
Trading Symbol:  IRET
Stock Exchange Listing:  NYSE
Investor Relations:
Lindsey Knoop-Anderson
landerson@iret.com

Common Share Data (NYSE: IRET)
	4th Quarter Fiscal Year 2014	3rd Quarter Fiscal Year 2014	2nd Quarter Fiscal Year 2014	1st Quarter Fiscal Year 2014	4th Quarter Fiscal Year 2013
High Closing Price	$9.06	$8.94	$9.03	$9.77	$10.00
Low Closing Price	$8.34	$8.24	$8.05	$8.09	$9.20
Average Closing Price	$8.71	$8.58	$8.41	$9.03	$9.59
Closing Price at end of quarter	$8.72	$8.69	$8.62	$8.64	$9.73
Common Share Distributions—annualized	$0.520	$0.520	$0.520	$0.520	$0.520
Closing Dividend Yield - annualized	6.0%	6.0%	6.0%	6.0%	5.3%
Closing common shares outstanding (thousands)	109,019	106,937	105,554	104,226	101,488
Closing limited partnership units outstanding (thousands)	21,094	21,799	21,836	21,849	21,635
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$1,134,585	$1,118,716	$1,098,102	$1,089,288	$1,197,987

Certain statements in these supplemental disclosures are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2014 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
Fourth Quarter Fiscal 2014 Acquisition

Spring Creek Fruitland 1255 Allen Avenue Fruitland, ID 83619

Property Cost by Segment – Fourth Quarter Fiscal 2014
With investments in the multi-family residential and commercial office, commercial healthcare, commercial industrial and commercial retail segments, IRET's diversified portfolio helps to provide stability during market fluctuations in returns from specific property types.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	4/30/2014	1/31/2014	10/31/2013	7/31/2013	4/30/2013
ASSETS
Real estate investments
Property owned	$1,996,031	$2,042,290	$2,032,747	$2,016,523	$2,032,970
Less accumulated depreciation	(424,288)	(439,233)	(431,318)	(429,376)	(420,421)
	1,571,743	1,603,057	1,601,429	1,587,147	1,612,549
Development in progress	104,609	89,086	90,052	77,396	46,782
Unimproved land	22,864	21,498	21,619	20,774	21,503
Total real estate investments	1,699,216	1,713,641	1,713,100	1,685,317	1,680,834
Real estate held for sale	2,951	0	2,620	3,969	0
Cash and cash equivalents	47,267	53,494	68,727	93,193	94,133
Other investments	329	643	642	640	639
Receivable arising from straight-lining of rents, net of allowance	27,096	27,026	26,336	26,671	26,354
Accounts receivable, net of allowance	10,206	15,540	6,541	8,370	4,534
Real estate deposits	145	3,502	230	489	196
Prepaid and other assets	4,639	8,197	7,605	4,741	5,124
Intangible assets, net of accumulated amortization	32,639	34,008	35,625	36,989	40,457
Tax, insurance, and other escrow	20,880	24,550	11,864	12,344	12,569
Property and equipment, net of accumulated depreciation	1,681	1,719	1,191	1,217	1,221
Goodwill	1,100	1,100	1,100	1,100	1,106
Deferred charges and leasing costs, net of accumulated amortization	21,072	21,138	20,666	21,602	22,387
TOTAL ASSETS	$1,869,221	$1,904,558	$1,896,247	$1,896,642	$1,889,554

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$59,105	$54,337	$57,453	$52,563	$50,797
Revolving line of credit	22,500	22,500	10,000	10,000	10,000
Mortgages payable	997,689	1,008,524	1,021,170	1,030,407	1,049,206
Other	63,178	47,767	31,689	32,366	18,170
TOTAL LIABILITIES	1,142,472	1,133,128	1,120,312	1,125,336	1,128,173

REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	6,203	6,113	6,044	5,949	5,937
EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest	27,317	27,317	27,317	27,317	27,317
Series B Preferred Shares of Beneficial Interest	111,357	111,357	111,357	111,357	111,357
Common Shares of Beneficial Interest	843,268	829,816	818,516	807,928	784,454
Accumulated distributions in excess of net income	(389,758)	(344,294)	(331,116)	(323,406)	(310,341)
Total Investors Real Estate Trust shareholders' equity	592,184	624,196	626,074	623,196	612,787
Noncontrolling interests – Operating Partnership	105,724	117,803	120,678	122,334	122,539
Noncontrolling interests – consolidated real estate entities	22,638	23,318	23,139	19,827	20,118
Total equity	720,546	765,317	769,891	765,357	755,444
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,869,221	$1,904,558	$1,896,247	$1,896,642	$1,889,554

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Twelve Months Ended		Three Months Ended
OPERATING RESULTS	4/30/2014	4/30/2013	4/30/2014	1/31/2014	10/31/2013	7/31/2013	4/30/2013
Real estate revenue	$265,482	$248,058	$66,983	$67,629	$65,772	$65,098	$64,184
Real estate expenses	108,487	99,059	29,589	25,927	26,331	26,640	25,957
Gain on involuntary conversion	2,480	5,084	0	1,514	0	966	2,821
Net operating income	159,475	154,083	37,394	43,216	39,441	39,424	41,048
Depreciation/amortization	(70,918)	(62,333)	(17,262)	(17,489)	(17,167)	(19,000)	(15,828)
Administrative expenses, advisory and trustee services	(10,743)	(8,494)	(2,801)	(2,662)	(2,527)	(2,753)	(2,092)
Other expenses	(2,132)	(2,173)	(502)	(273)	(678)	(679)	(677)
Impairment of real estate investments	(42,566)	0	(37,768)	(4,798)	0	0	0
Interest expense	(59,142)	(61,154)	(14,617)	(15,130)	(14,799)	(14,596)	(14,600)
Interest and other income	2,687	748	1,085	740	652	210	148
(Loss) income before loss on sale of real estate and other investments and income from discontinued operations	(23,339)	20,677	(34,471)	3,604	4,922	2,606	7,999
Loss on sale of real estate and other investments	(51)	0	(51)	0	0	0	0
(Loss) income from continuing operations	(23,390)	20,677	(34,522)	3,604	4,922	2,606	7,999
Income from discontinued operations	6,450	9,295	0	465	5,375	610	3,814
Net (loss) income	$(16,940)	$29,972	$(34,522)	$4,069	$10,297	$3,216	$11,813

Net loss (income) attributable to noncontrolling interest – Operating Partnership	4,676	(3,633)	6,082	(130)	(1,226)	(50)	(1,536)
Net income attributable to noncontrolling interests – consolidated real estate entities	(910)	(809)	(102)	(436)	(284)	(88)	(262)
Net (loss) income attributable to Investors Real Estate Trust	(13,174)	25,530	(28,542)	3,503	8,787	3,078	10,015
Dividends to preferred shareholders	(11,514)	(9,229)	(2,878)	(2,879)	(2,878)	(2,879)	(2,879)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(24,688)	$16,301	$(31,420)	$624	$5,909	$199	$7,136

Per Share Data
Earnings (loss) per common share from continuing operations – Investors Real Estate Trust – basic & diluted	$(.28)	$.09	$(.29)	$.00	$.01	$.00	$.04
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic & diluted	.05	.08	.00	.00	.05	.00	.03
Net income per common share – basic & diluted	$(.23)	$.17	$(.29)	$.00	$.06	$.00	$.07

Percentage of Revenues
Real estate expenses	40.9%	39.9%	44.2%	38.3%	40.0%	40.9%	40.4%
Depreciation/amortization	26.7%	25.1%	25.8%	25.9%	26.1%	29.2%	24.7%
General and administrative	4.0%	3.4%	4.2%	3.9%	3.8%	4.2%	3.3%
Interest	22.3%	24.7%	21.8%	22.4%	22.5%	22.4%	22.7%
Income from discontinued operations	2.4%	3.7%	0.0%	0.7%	8.2%	0.9%	5.9%
Net (loss) income	(6.4%)	12.1%	(51.5%)	6.0%	15.7%	4.9%	18.4%

Ratios
Adjusted EBITDA(1)/Interest expense	2.36x	2.30x	2.26x	2.13x	2.37x	2.23x	2.41x
Adjusted EBITDA(1)/Interest expense plus preferred distributions	1.97x	2.01x	1.90x	1.81x	2.00x	1.88x	2.03x

(1)	See Definitions on page 31. Adjusted EBITDA is a non-GAAP measure; see page 9 for a reconciliation of Adjusted EBITDA to net income.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FUNDS FROM OPERATIONS (unaudited)
(in thousands, except per share and unit data)

	Twelve Months Ended		Three Months Ended
	4/30/2014	4/30/2013	4/30/2014	1/31/2014	10/31/2013	7/31/2013	4/30/2013
Funds From Operations(1)
Net (loss) income attributable to Investors Real Estate Trust	$(13,174)	$25,530	$(28,542)	$3,503	$8,787	$3,078	$10,015
Less dividends to preferred shareholders	(11,514)	(9,229)	(2,878)	(2,879)	(2,878)	(2,879)	(2,879)
Net (loss) income available to common shareholders	(24,688)	16,301	(31,420)	624	5,909	199	7,136
Adjustments:
Noncontrolling interests – Operating Partnership	(4,676)	3,633	(6,082)	130	1,226	50	1,536
Depreciation and amortization	71,830	65,542	17,239	17,546	17,490	19,555	16,572
Impairment of real estate investments	44,426	305	37,768	4,798	57	1,803	305
Gain (loss) on depreciable property sales	$(6,948)	$(6,885)	51	(358)	(4,698)	(1,943)	(3,433)
Funds from operations applicable to common shares and Units	79,944	78,896	$17,556	$22,740	$19,984	$19,664	$22,116

FFO per share and unit - basic and diluted	$0.63	$0.69	$0.14	$0.17	$0.16	$0.16	$0.19

Adjusted funds from operations(1)
Funds from operations applicable to common shares and Units	$79,944	$78,896	$17,556	$22,740	$19,984	$19,664	$22,116
Adjustments:
Tenant improvements at same-store(2) properties	(9,937)	(9,839)	(1,610)	(4,205)	(1,841)	(2,343)	(3,092)
Leasing costs at same-store properties(2)	(3,797)	(5,127)	(1,038)	(1,219)	(735)	(916)	(610)
Recurring capital expenditures(1)(2)	(4,956)	(5,990)	(1,118)	(1,093)	(1,364)	(1,401)	(687)
Straight-line rents	(2,206)	(3,091)	(70)	(818)	(666)	(652)	(883)
Non-real estate depreciation	368	381	102	99	82	85	82
Gain on involuntary conversion	(2,480)	(5,084)	0	(1,514)	0	(966)	(2,821)
Adjusted funds from operations applicable to common shares and Units	$56,936	$50,146	$13,822	$13,990	$15,460	$13,471	$14,105

AFFO per share and unit - basic and diluted	$0.45	$0.44	$0.11	$0.11	$0.12	$0.11	$0.12

Weighted average shares and units	127,028	114,535	129,244	128,027	126,713	124,179	118,192

(1)	See Definitions on page 31.
(2)	Quarterly information is for properties in the same-store pool at that point in time; consequently, quarterly numbers may not total to year-to-date numbers.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (ADJUSTED EBITDA) (unaudited)
(in thousands)

	Twelve Months Ended		Three Months Ended
	4/30/2014	4/30/2013	4/30/2014	1/31/2014	10/31/2013	07/31/2013	04/30/2013
Adjusted EBITDA(1)
Net (loss) income attributable to Investors Real Estate Trust	$(13,174)	$25,530	$(28,542)	$3,503	$8,787	$3,078	$10,015
Adjustments:
Noncontrolling interests – Operating Partnership	(4,676)	3,633	(6,082)	130	1,226	50	1,536
Income before noncontrolling interests – Operating Partnership	(17,850)	29,163	(34,624)	3,633	10,013	3,128	11,551
Add:
Interest expense	59,563	63,686	14,617	15,159	14,904	14,883	15,069
Depreciation/amortization related to real estate investments	68,542	62,475	16,449	16,825	16,675	18,593	15,759
Amortization related to non-real estate investments	3,416	3,274	826	758	839	993	848
Amortization related to real estate revenues(2)	241	175	66	62	59	54	49
Impairment of real estate investments	44,426	305	37,768	4,798	57	1,803	305
Less:
Interest income	(1,908)	(222)	(562)	(573)	(585)	(188)	(46)
(Gain) loss on sale of real estate and other investments	(6,948)	(6,885)	51	(358)	(4,698)	(1,943)	(3,433)
Gain on involuntary conversion	(2,480)	(5,084)	0	(1,514)	0	(966)	(2,821)
Adjusted EBITDA	$147,002	$146,887	$34,591	$38,790	$37,264	$36,357	$37,281
(1)	Definitions on page 31.
(2)	Included in real estate revenue in the Statement of Operations.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations
Total Mortgage Debt*

	Future Maturities of Mortgage Debt
Fiscal Year	Fixed Debt	Variable Debt	Total Debt	Weighted Average(1)	% of Total Debt
2015	$53,460	$0	$53,460	5.52%	5.4%
2016	72,259	0	72,259	5.49%	7.2%
2017	176,725	15,000	191,725	5.66%	19.2%
2018	75,591	0	75,591	4.53%	7.6%
2019	94,215	5,465	99,680	5.82%	10.0%
2020	111,154	0	111,154	5.87%	11.1%
2021	131,278	0	131,278	5.30%	13.2%
2022	130,088	0	130,088	5.61%	13.0%
2023	37,924	0	37,924	4.25%	3.8%
2024	74,212	0	74,212	4.32%	7.5%
Thereafter	20,318	0	20,318	5.03%	2.0%
Total maturities	$977,224	$20,465	$997,689	5.37%	100.0%

(1)	Weighted average interest rate of debt that matures in fiscal year.
	4/30/2014	1/31/2014	10/31/2013	7/31/2013	4/30/2013
Balances Outstanding
Mortgage
Fixed rate	$977,224	$1,000,222	$1,012,813	$1,014,632	$1,022,990
Variable rate	20,465	8,302	8,357	15,775	26,216
Mortgage total	$997,689	$1,008,524	$1,021,170	$1,030,407	$1,049,206

Weighted Average Interest Rates
Secured	5.37%	5.48%	5.50%	5.54%	5.55%

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF APRIL 30, 2014
(in thousands)
Property	Maturity Date	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2018	Thereafter	Total(1)

Multi-Family Residential
Evergreen II - Isanti, MN	11/1/2014	$2,108	$0	$0	$0	$0	$2,108
Campus Center - St Cloud, MN	6/1/2015	0	1,205	0	0	0	1,205
Campus Knoll - St Cloud, MN	6/1/2015	0	804	0	0	0	804
Landmark - Grand Forks, ND	8/24/2015	0	1,638	0	0	0	1,638
Regency Park Estates - St Cloud, MN	1/1/2016	0	6,827	0	0	0	6,827
Pebble Springs – Bismarck, ND	7/1/2016	0	0	775	0	0	775
Southview – Minot, ND	7/1/2016	0	0	1,059	0	0	1,059
Williston Garden – Willistion, ND	10/1/2017	0	0	0	12,057	0	12,057
Ponds – Sartell, MN	11/1/2017	0	0	0	3,950	0	3,950
Summary of Debt due after Fiscal 2018		0	0	0	0	354,272	354,272
Sub-Total Multi-Family Residential		$2,108	$10,474	$1,834	$16,007	$354,272	$384,695

Commercial Office
Burnsville Bluffs II - Burnsville, MN	8/8/2014	$1,679	$0	$0	$0	$0	$1,679
Plymouth IV - Plymouth, MN	8/8/2014	3,097	0	0	0	0	3,097
Plymouth V - Plymouth, MN	8/8/2014	3,620	0	0	0	0	3,620
Plaza VII - Boise, ID	9/1/2014	930	0	0	0	0	930
Crosstown Centre - Eden Prairie, MN	12/1/2014	3,177	0	0	0	0	3,177
Crosstown Centre - Eden Prairie, MN	12/1/2014	9,531	0	0	0	0	9,531
Northgate I - Maple Grove, MN	12/10/2014	4,977	0	0	0	0	4,977
Plymouth I - Plymouth, MN	12/10/2014	1,115	0	0	0	0	1,115
Plymouth II - Plymouth, MN	12/10/2014	1,115	0	0	0	0	1,115
Plymouth III - Plymouth, MN	12/10/2014	1,373	0	0	0	0	1,373
Benton Business Park - Sauk Rapids, MN	1/1/2015	491	0	0	0	0	491
West River Business Park - Waite Park, MN	1/1/2015	491	0	0	0	0	491
Highlands Ranch I - Highlands Ranch, CO	3/1/2015	7,992	0	0	0	0	7,992
Highlands Ranch II - Highlands Ranch, CO	3/1/2015	7,601	0	0	0	0	7,601
US Bank Financial Center - Bloomington, MN	7/1/2015	0	13,104	0	0	0	13,104
Rapid City 900 Concourse Drive - Rapid City, SD	8/1/2015	0	696	0	0	0	696
Westgate I - Boise, ID	8/1/2015	0	1,157	0	0	0	1,157
Westgate II - Boise, ID	8/1/2015	0	2,832	0	0	0	2,832
Brook Valley I - LaVista, NE	1/1/2016	0	1,256	0	0	0	1,256
Spring Valley IV - Omaha, NE	1/1/2016	0	748	0	0	0	748
Spring Valley V - Omaha, NE	1/1/2016	0	823	0	0	0	823
Spring Valley X - Omaha, NE	1/1/2016	0	763	0	0	0	763
Spring Valley XI - Omaha, NE	1/1/2016	0	748	0	0	0	748
American Corporate Center – Mendota Heights, MN	9/1/2016	0	0	8,794	0	0	8,794
Mendota Office Center I – Mendota Heights, MN	9/1/2016	0	0	3,787	0	0	3,787
Mendota Office Center II - Mendota Heights, MN	9/1/2016	0	0	5,595	0	0	5,595
Mendota Office Center III - Mendota Heights, MN	9/1/2016	0	0	3,845	0	0	3,845

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF APRIL 30, 2014 (continued)
(in thousands)
Property	Maturity Date	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2018	Thereafter	Total(1)

Commercial Office - continued
Mendota Office Center IV - Mendota Heights, MN	9/1/2016	$0	$0	$4,571	$0	$0	$4,571
Corporate Center West – Omaha, NE	10/6/2016	0	0	17,315	0	0	17,315
Farnam Executive Center – Omaha, NE	10/6/2016	0	0	12,160	0	0	12,160
Flagship – Eden Prarie, MN	10/6/2016	0	0	21,565	0	0	21,565
Gateway Corporate Center – Woodbury, MN	10/6/2016	0	0	8,700	0	0	8,700
Miracle Hills One – Omaha, NE	10/6/2016	0	0	8,895	0	0	8,895
Pacific Hills – Omaha, NE	10/6/2016	0	0	16,770	0	0	16,770
Riverport – Maryland Heights, MO	10/6/2016	0	0	19,690	0	0	19,690
Timberlands – Leawood, KS	10/6/2016	0	0	13,155	0	0	13,155
Woodlands Plaza IV – Maryland Heights, MO	10/6/2016	0	0	4,360	0	0	4,360
2030 Cliff Road – Eagan, MN	1/11/2017	0	0	938	0	0	938
TCA Building – Eagan, MN	2/3/2017	0	0	7,500	0	0	7,500
Plymouth 5095 Nathan Lane – Plymouth, MN	11/1/2017	0	0	0	1,182	0	1,182
Prairie Oak Business Center – Eden Prairie, MN	11/1/2017	0	0	0	3,215	0	3,215
7800 West Brown Deer Road – Milwaukee, WI	4/1/2018	0	0	0	10,520	0	10,520
Summary of Debt due after Fiscal 2018		0	0	0	0	87,006	87,006
Sub-Total Commercial Office		$47,189	$22,127	$157,640	$14,917	$87,006	$328,879

Commercial Healthcare
Garden View Medical - St Paul, MN	8/1/2015	$0	$785	$0	$0	$0	$785
Edina 6363 France Medical - St Paul, MN	8/6/2015	0	9,830	0	0	0	9,830
2800 Medical Building - Minneapolis, MN	9/1/2015	0	5,203	0	0	0	5,203
2828 Medical Building - Minneapolis, MN	9/1/2015	0	8,217	0	0	0	8,217
Edina 6405 France Medical - Edina, MN	9/1/2015	0	8,473	0	0	0	8,473
Ritchie Medical Plaza - St Paul, MN	9/1/2015	0	6,228	0	0	0	6,228
Airport Medical – Bloomington, MN	6/1/2016	0	0	769	0	0	769
Park Dental – Brooklyn Center, MN	6/1/2016	0	0	442	0	0	442
Edgewood Vista – Fargo, ND	10/25/2016	0	0	12,418	0	0	12,418
Sartell 2000 23rd St S – Sartell, MN	12/1/2016	0	0	2,456	0	0	2,456
Billings 2300 Grant Road – Billings, MT	12/31/2016	0	0	1,447	0	0	1,447
Missoula 3050 Great Northern Ave – Missoula, MT	12/31/2016	0	0	1,510	0	0	1,510
High Pointe Health Campus – Lake Elmo, MN	4/1/2017	0	0	7,500	0	0	7,500
Edgewood Vista – Billings, MT	4/10/2017	0	0	1,844	0	0	1,844
Edgewood Vista – East Grand Forks, MN	4/10/2017	0	0	2,809	0	0	2,809
Edgewood Vista – Sioux Falls, SD	4/10/2017	0	0	1,056	0	0	1,056
Edgewood Vista – Fremont, NE	3/1/2018	0	0	0	573	0	573
Edgewood Vista – Hastings, NE	3/1/2018	0	0	0	590	0	590
Edgewood Vista – Hermantown I, MN	3/1/2018	0	0	0	15,823	0	15,823
Edgewood Vista – Kalispell, MT	3/1/2018	0	0	0	592	0	592
Edgewood Vista – Missoula, MT	3/1/2018	0	0	0	840	0	840
Edgewood Vista – Omaha, NE	3/1/2018	0	0	0	374	0	374
Edgewood Vista – Virginia, MN	3/1/2018	0	0	0	13,460	0	13,460
St Michael Clinic – St. Michael, MN	4/1/2018	0	0	0	1,851	0	1,851
Summary of Debt due after Fiscal 2018		0	0	0	0	138,624	138,624
Sub-Total Commercial Healthcare		$0	$38,736	$32,251	$34,103	$138,624	$243,714

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
LONG-TERM MORTGAGE DEBT* DETAIL AS OF APRIL 30, 2014 (continued)
(in thousands)

Property	Maturity Date	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2018	Thereafter	Total(1)
Commercial Industrial
Stone Container - Fargo, ND	12/1/2015	$0	$412	$0	$0	$0	$412
Stone Container - Fargo, ND	12/1/2015	0	510	0	0	0	510
Urbandale 3900 106th Street – Urbandale, IA	7/5/2017	0	0	0	10,564	0	10,564
Summary of Debt due after Fiscal 2018		0	0	0	0	2,294	2,294
Sub-Total Commercial Industrial		$0	$922	$0	$10,564	$2,294	$13,780

Commercial Retail
Omaha Barnes & Noble - Omaha, NE (2)	6/1/2014	$2,267	$0	$0	$0	$0	$2,267
Jamestown Buffalo Mall - Jamestown, ND	9/1/2014	140	0	0	0	0	140
Fargo Express Center - Fargo, ND	10/1/2014	882	0	0	0	0	882
Lakeville Strip Center - Lakeville, MN	10/1/2014	874	0	0	0	0	874
Summary of Debt due after Fiscal 2018		0	0	0	0	22,458	22,458
Sub-Total Commercial Retail		$4,163	$0	$0	$0	$22,458	$26,621

Total		$53,460	$72,259	$191,725	$75,591	$604,654	$997,689
*	Mortgage debt does not include the Company's multi-bank line of credit or construction loans. The line of credit has a maturity date of December 1, 2016; as of April 30, 2014, the Company had borrowings of $22.5 million outstanding under this line. Construction loans and other debt totaled $63.1 million as of April 30, 2014.
(1)	Totals are principal balances as of April 30, 2014.
(2)	Loan was paid off subsequent to April 30, 2014.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	4/30/2014	1/31/2014	10/31/2013	7/31/2013	4/30/2013
Equity Capitalization
Common shares outstanding	109,019	106,937	105,554	104,226	101,488
Operating partnership (OP) units outstanding	21,094	21,799	21,836	21,849	21,635
Total common shares and OP units outstanding	130,113	128,736	127,390	126,075	123,123
Market price per common share (closing price at end of period)	$8.72	$8.69	$8.62	$8.64	$9.73
Equity capitalization-common shares and OP units	$1,134,585	$1,118,716	$1,098,102	$1,089,288	$1,197,987
Recorded book value of preferred shares	$138,674	$138,674	$138,674	$138,674	$138,674
Total equity capitalization	$1,273,259	$1,257,390	$1,236,776	$1,227,962	$1,336,661

Debt Capitalization
Total debt	$1,083,321	$1,078,741	$1,062,788	$1,072,696	$1,077,282
Total capitalization	$2,356,580	$2,336,131	$2,299,564	$2,300,658	$2,413,943

Total debt to total capitalization	0.46:1	0.46:1	0.46:1	0.47:1	0.45:1

	Twelve Months Ended		Three Months Ended
	4/30/2014	4/30/2013	4/30/2014	1/31/2014	10/31/2013	7/31/2013	4/30/2013
Earnings to fixed charges(1)	(2)	1.30x	(3)	1.15x	1.25x	1.13x	1.48x
Earnings to combined fixed charges and preferred distributions(1)	(2)	1.13x	(3)	0.97x	1.05x	0.95x	1.25x
Debt service coverage ratio(1)	1.59x	1.59x	1.53x	1.46x	1.64x	1.54x	1.64x

Distribution Data
Common shares and units outstanding at record date	129,372	116,338	129,372	128,004	126,629	123,976	116,338
Total common distribution paid	$66,012	$59,250	$16,819	$16,639	$16,461	$16,093	$15,124
Common distribution per share and unit	$.5200	$.5200	$.1300	$.1300	$.1300	$.1300	$.1300
Payout ratio (FFO per share and unit basis)(1)	82.5%	75.4%	92.9%	76.5%	81.3%	81.3%	68.4%
Payout ratio (AFFO per share and unit basis)(1)	115.6%	118.2%	118.2%	118.2%	108.3%	118.2%	108.3%

(1)	See Definitions on page 31.
(2)	Due to non-cash asset impairment charges of $42.6 million in the twelve months ended April 30, 2014, earnings were inadequate to cover fixed charges and combined fixed charges and preferred distributions by $27.2 million and $38.7 million, respectively. Excluding the asset impairment charge, the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred distributions would have been 1.25 and 1.05, respectively, for the fiscal year ended April 30, 2014.
(3)	Due to non-cash asset impairment charges of $37.8 million in the three months ended April 30, 2014, earnings were inadequate to cover fixed charges and combined fixed charges and preferred distributions by $35.3 million and $38.2 million, respectively. Excluding the asset impairment charge, the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred distributions would have been 1.16 and 0.98, respectively, for the three months ended April 30, 2014.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
SAME-STORE PROPERTIES NET OPERATING INCOME SUMMARY
(in thousands)

	Same-Store Properties(1)			Same-Store Properties(1)
	Three Months Ended April 30,			Twelve Months Ended April 30,
Segment	2014	2013	% Change	2014	2013	% Change
Multi-Family Residential	$9,607	$10,721	(10.4%)	$41,341	$42,233	(2.1%)
Commercial Office	9,510	10,090	(5.7%)	39,272	38,722	1.4%
Commercial Healthcare	10,942	11,162	(2.0%)	47,099	44,990	4.7%
Commercial Industrial	970	1,128	(14.0%)	3,994	3,801	5.1%
Commercial Retail	2,251	3,381	(33.4%)	8,717	9,803	(11.1%)
	$33,280	$36,482	(8.8%)	$140,423	$139,549	0.6%
(1)	See list of properties excluded from same-store properties on page iii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Three Months Ended April 30, 2014
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$19,502	$19,307	$15,429	$1,412	$3,640	$0	$59,290
Non-same-store	6,898	58	488	210	39	0	7,693
Total	26,400	19,365	15,917	1,622	3,679	0	66,983

Real estate expenses
Same-store(1)	9,895	9,797	4,487	442	1,389	0	26,010
Non-same-store	3,238	79	108	152	2	0	3,579
Total	13,133	9,876	4,595	594	1,391	0	29,589

Net operating income (NOI)
Same-store(1)	9,607	9,510	10,942	970	2,251	0	33,280
Non-same-store	3,660	(21)	380	58	37	0	4,114
Net operating income	$13,267	$9,489	$11,322	$1,028	$2,288	$0	$37,394

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(5,683)	$(5,276)	$(5,029)	$(379)	$(805)	$(90)	$(17,262)
Administrative, advisory and trustee fees	0	0	0	0	0	(2,801)	(2,801)
Impairment of real estate investments	0	0	0	0	0	(37,768)	(37,768)
Other expenses	0	0	0	0	0	(502)	(502)
Interest expense	(5,455)	(4,924)	(3,839)	(205)	(381)	187	(14,617)
Interest and other income	0	0	0	0	0	1,085	1,085
Income (loss) before loss on sale of real estate and other investments	2,129	(711)	2,454	444	1,102	(39,889)	(34,471)
Loss on sale of real estate and other investments	0	0	0	0	0	(51)	(51)
Net income (loss)	2,129	(711)	2,454	444	1,102	(39,940)	(34,522)
Net loss attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	6,082	6,082
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(102)	(102)
Net income (loss) attributable to Investors Real Estate Trust	2,129	(711)	2,454	444	1,102	(33,960)	(28,542)
Dividends to preferred shareholders	0	0	0	0	0	(2,878)	(2,878)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$2,129	$(711)	$2,454	$444	$1,102	$(36,838)	$(31,420)
(1)	See list of properties excluded from same-store properties on page iii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)
	Three Months Ended April 30, 2013
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$19,090	$19,692	$15,457	$1,543	$3,575	$0	$59,357
Non-same-store	4,076	56	232	452	11	0	4,827
Total	23,166	19,748	15,689	1,995	3,586	0	64,184

Real estate expenses
Same-store(1)	8,369	9,602	4,295	415	1,426	0	24,107
Non-same-store	1,570	73	98	106	3	0	1,850
Total	9,939	9,675	4,393	521	1,429	0	25,957

Gain on involuntary conversion
Same-store(1)	0	0	0	0	1,232	0	1,232
Non-same-store	1,589	0	0	0	0	0	1,589
Total	1,589	0	0	0	1,232	0	2,821

Net operating income (NOI)
Same-store(1)	10,721	10,090	11,162	1,128	3,381	0	36,482
Non-same-store	4,095	(17)	134	346	8	0	4,566
Net operating income	$14,816	$10,073	$11,296	$1,474	$3,389	$0	$41,048

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(4,720)	$(5,316)	$(4,489)	$(426)	$(795)	$(82)	$(15,828)
Administrative, advisory and trustee fees	0	0	0	0	0	(2,092)	(2,092)
Other expenses	0	0	0	0	0	(677)	(677)
Interest expense	(5,147)	(5,163)	(3,501)	(363)	(507)	81	(14,600)
Interest and other income	0	0	0	0	0	148	148
Income (loss) from continuing operations	4,949	(406)	3,306	685	2,087	(2,622)	7,999
Income (loss) from discontinued operations	23	66	3,475	561	(311)	0	3,814
Net income (loss)	4,972	(340)	6,781	1,246	1,776	(2,622)	11,813
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(1,536)	(1,536)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(262)	(262)
Net income (loss) attributable to Investors Real Estate Trust	4,972	(340)	6,781	1,246	1,776	(4,420)	10,015
Dividends to preferred shareholders	0	0	0	0	0	(2,879)	(2,879)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$4,972	$(340)	$6,781	$1,246	$1,776	$(7,299)	$7,136
(1)	See list of properties excluded from same-store properties on page iii.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)

	Twelve Months Ended April 30, 2014
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$77,447	$77,202	$63,898	$5,630	$13,688	$0	$237,865
Non-same-store	24,612	238	1,360	1,264	143	0	27,617
Total	102,059	77,440	65,258	6,894	13,831	0	265,482

Real estate expenses
Same-store(1)	36,106	37,930	16,799	1,636	4,971	0	97,442
Non-same-store	10,032	260	328	407	18	0	11,045
Total	46,138	38,190	17,127	2,043	4,989	0	108,487

Gain on involuntary conversion
Same-store(1)	0	0	0	0	0	0	0
Non-same-store	2,480	0	0	0	0	0	2,480
Total	2,480	0	0	0	0	0	2,480

Net operating income (NOI)
Same-store(1)	41,341	39,272	47,099	3,994	8,717	0	140,423
Non-same-store	17,060	(22)	1,032	857	125	0	19,052
Net operating income	$58,401	$39,250	$48,131	$4,851	$8,842	$0	$159,475

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(22,210)	$(21,840)	$(21,539)	$(1,789)	$(3,201)	$(339)	$(70,918)
Administrative, advisory and trustee services	0	0	0	0	0	(10,743)	(10,743)
Impairment of real estate investments	0	0	0	0	0	(42,566)	(42,566)
Other expenses	0	0	0	0	0	(2,132)	(2,132)
Interest expense	(21,731)	(20,195)	(15,615)	(973)	(1,787)	1,159	(59,142)
Interest and other income	0	0	0	0	0	2,687	2,687
Income (loss) before loss on sale of real estate and other investments and income from discontinued operations	14,460	(2,785)	10,977	2,089	3,854	(51,934)	(23,339)
Loss on sale of real estate and other investments	0	0	0	0	0	(51)	(51)
(Loss) income from continuing operations	14,460	(2,785)	10,977	2,089	3,854	(51,985)	(23,390)
(Loss) income from discontinued operations	(99)	(1,794)	0	8,923	(580)	0	6,450
Net income (loss)	14,361	(4,579)	10,977	11,012	3,274	(51,985)	(16,940)
Net loss attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	4,676	4,676
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(910)	(910)
Net income (loss) attributable to Investors Real Estate Trust	14,361	(4,579)	10,977	11,012	3,274	(48,219)	(13,174)
Dividends to preferred shareholders	0	0	0	0	0	(11,514)	(11,514)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$14,361	$(4,579)	$10,977	$11,012	$3,274	$(59,733)	$(24,688)
(1)	See list of properties excluded from same-store properties on page iii.

 INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
NET OPERATING INCOME DETAIL
(in thousands)

	Twelve Months Ended April 30, 2013
	Reporting Segments
	Multi-Family Residential	Commercial Office	Commercial Healthcare	Commercial Industrial	Commercial Retail	Corporate and Other	Total
Real estate rental revenue
Same-store(1)	$75,375	$75,733	$61,661	$5,358	$13,487	$0	$231,614
Non-same-store	14,548	229	314	1,342	11	0	16,444
Total	89,923	75,962	61,975	6,700	13,498	0	248,058

Real estate expenses
Same-store(1)	33,142	37,011	16,671	1,557	4,916	0	93,297
Non-same-store	5,081	256	108	314	3	0	5,762
Total	38,223	37,267	16,779	1,871	4,919	0	99,059

Gain on involuntary conversion
Same-store(1)	0	0	0	0	1,232	0	1,232
Non-same-store	3,852	0	0	0	0	0	3,852
Total	3,852	0	0	0	1,232	0	5,084

Net operating income (NOI)
Same-store(1)	42,233	38,722	44,990	3,801	9,803	0	139,549
Non-same-store	13,319	(27)	206	1,028	8	0	14,534
Net operating income	$55,552	$38,695	$45,196	$4,829	$9,811	$0	$154,083

Reconciliation of NOI to net income (loss) available to common shareholders
Depreciation/amortization	$(18,529)	$(21,061)	$(17,732)	$(1,595)	$(3,034)	$(382)	$(62,333)
Administrative, advisory and trustee services	0	0	0	0	0	(8,494)	(8,494)
Other expenses	0	0	0	0	0	(2,173)	(2,173)
Interest expense	(20,427)	(21,008)	(15,076)	(1,505)	(2,332)	(806)	(61,154)
Interest and other income	0	0	0	0	0	748	748
Income (loss) from continuing operations	16,596	(3,374)	12,388	1,729	4,445	(11,107)	20,677
Income (loss) from discontinued operations	3,712	314	3,416	2,118	(265)	0	9,295
Net income (loss)	20,308	(3,060)	15,804	3,847	4,180	(11,107)	29,972
Net income attributable to noncontrolling interests – Operating Partnership	0	0	0	0	0	(3,633)	(3,633)
Net income attributable to noncontrolling interests – consolidated real estate entities	0	0	0	0	0	(809)	(809)
Net income (loss) attributable to Investors Real Estate Trust	20,308	(3,060)	15,804	3,847	4,180	(15,549)	25,530
Dividends to preferred shareholders	0	0	0	0	0	(9,229)	(9,229)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$20,308	$(3,060)	$15,804	$3,847	$4,180	$(24,778)	$16,301
(1)	See list of properties excluded from same-store properties on page iii.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
SAME-STORE PROPERTIES AND ALL PROPERTIES PHYSICAL OCCUPANCY LEVELS BY SEGMENT
4th Quarter Fiscal 2014 vs. 4th Quarter Fiscal 2013

Segments	Same-Store Properties		All Properties
	4th Quarter	4th Quarter	4th Quarter	4th Quarter
	Fiscal 2014	Fiscal 2013	Fiscal 2014	Fiscal 2013
Multi-Family Residential	94.5%	95.3%	93.0%	94.6%
Commercial Office	81.4%	81.5%	80.7%	80.8%
Commercial Healthcare	96.2%	94.9%	96.3%	94.7%
Commercial Industrial	87.3%	95.7%	87.8%	96.4%
Commercial Retail	87.3%	86.9%	87.4%	87.0%

Same-Store Physical Occupancy Levels by Segment
100.0%
95.0%
90.0%
85.0%
80.0%
75.0%
Multi-Family Residential
Commercial Office
Commercial Healthcare
Commercial Industrial
Commercial Retail
4th Quarter Fiscal 2014
4th Quarter Fiscal 2013

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
MULTI-FAMILY RESIDENTIAL SUMMARY(2)

	Three Months Ended
	4/30/2014	1/31/2014	10/31/2013	7/31/2013	4/31/2013
Number of Units	10,779	10,725	10,705	10,351	10,280
Average Investment Per Unit
Same-Store	$61,323	$61,187	$60,592	$60,118	$58,765
Non-Same-Store	100,374	96,467	93,353	86,581	87,408
All Properties	$69,905	$68,728	$67,034	$64,743	$63,659

Average Scheduled Rent(1) per Unit
Same-Store	$785	$781	$771	$764	$748
Non-Same-Store	1,051	1,010	976	955	944
All Properties	$843	$830	$811	$797	$781

Total Receipts per Unit
Same-Store	$773	$767	$768	$754	$739
Non-Same-Store	971	947	951	968	954
All Properties	$816	$806	$804	$792	$776

Total Recurring Capital Expenditures per Unit(1)	$133	$130	$160	$164	$176

Physical Occupancy%
Same-Store	94.5%	93.5%	94.6%	93.3%	94.7%
Non-Same-Store	87.6%	85.3%	90.4%	90.7%	94.5%
All Properties	93.0%	91.8%	93.8%	92.9%	94.6%

Operating Expenses as a % of Scheduled Rent
Same-Store	50.2%	43.0%	45.6%	46.4%	44.0%
Non-Same-Store	45.9%	39.8%	41.0%	40.7%	43.0%
All Properties	49.0%	42.2%	44.5%	45.2%	43.8%
(1)	See Definitions on page 31.
(2)	Previously-reported amounts are not revised for discontinued operations or changes in the composition of the same-store properties pool.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)

Commercial Leasing Activity
During fiscal year 2014, we have executed new and renewal commercial leases for our same-store rental properties on 228,377 square feet for the three months ended April 30, 2014 and on 1.5 million square feet for the twelve months ended April 30, 2014.  Despite our leasing efforts, occupancy in our same-store commercial portfolio decreased to 87.1% as of April 30, 2014, down from 87.7% as of April 30, 2013.  This decrease is primarily attributable to the disposition of a number of highly-occupied commercial industrial properties during the year.
The total leasing activity for our same-store commercial rental properties, expressed in square feet of leases signed during the period, and the resulting physical occupancy levels are as follows:
Three Months Ended April 30, 2014
	Square Feet of New Leases(1)		Square Feet of Leases Renewed(1) (2)		Total Square Feet of Leases Executed(1)		Physical Occupancy

Segments	2014	2013	2014	2013	2014	2013	2014	2013
Office	77,881	97,904	89,038	166,083	166,919	263,897	81.4%	81.5%
Healthcare	6,360	3,448	5,971	31,258	12,331	34,706	96.2%	94.9%
Industrial	0	36,982	0	13,870	0	50,852	87.3%	95.7%
Retail	3,498	28,460	45,629	30,891	49,127	59,351	87.3%	86.9%
Total	87,739	166,794	140,638	242,102	228,377	408,896	87.1%	87.7%
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period.

(2)	Leases renewed include the retained occupancy of tenants on a month-to-month basis past their original lease expiration date.
Twelve Months Ended April 30, 2014
	Square Feet of New Leases(1)		Square Feet of Leases Renewed(1) (2)		Total Square Feet of Leases Executed(1)		Physical Occupancy

Segments	2014	2013	2014	2013	2014	2013	2014	2013
Office	356,024	263,799	311,836	399,399	667,860	663,198	81.4%	81.5%
Healthcare	37,628	51,126	40,967	55,718	78,595	106,844	96.2%	94.9%
Industrial	234,403	36,982	251,831	23,572	486,234	60,554	87.3%	95.7%
Retail	128,464	92,662	123,886	86,878	252,350	179,540	87.3%	86.9%
Total	756,519	444,569	728,520	565,567	1,485,039	1,010,136	87.1%	87.7%
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period.

(2)	Leases renewed include the retained occupancy of tenants on a month-to-month basis past their original lease expiration date.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)

New Leases
The following table sets forth the average effective rents and the estimated costs of tenant improvements and leasing commissions, on a per square foot basis, that we are obligated to fulfill under the new leases signed for our same-store commercial rental properties:
Three Months Ended April, 2014
	Square Feet of New Leases(1)		Average Term in Years		Average Effective Rent(2)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Office	77,881	97,904	4.1	6.7	$10.42	$16.48	$14.03	$19.37	$4.32	$7.62
Healthcare	6,360	3,448	6.0	6.3	22.56	17.57	50.00	25.95	7.50	7.10
Industrial	0	36,982	0	4.8	0	4.84	0	3.91	0	1.43
Retail	3,498	28,460	1.5	5.5	10.47	7.85	0	9.16	0	5.30
Total	87,739	166,794	3.5	6.2	$11.30	$12.45	$16.08	$14.33	$4.38	$5.84
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period. Tenant improvements and leasing commissions presented are based on square feet leased during the period.

(2)
Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Twelve Months Ended April 30, 2014
	Square Feet of New Leases(1)		Average Term in Years		Average Effective Rent(2)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Office	356,024	263,799	4.2	5.5	$13.42	$14.53	$13.30	$14.24	$4.33	$5.34
Healthcare	37,628	51,126	4.9	8.2	21.58	20.14	49.71	37.99	6.88	7.06
Industrial	234,403	36,982	3.1	4.8	3.55	4.84	0.13	3.90	0.50	1.43
Retail	128,464	92,662	4.5	5.0	5.83	8.93	1.79	9.66	4.35	2.21
Total	756,519	444,569	4.3	5.9	$9.48	$13.20	$9.08	$15.16	$3.27	$4.56
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period. Tenant improvements and leasing commissions presented are based on square feet leased during the period.

(2)
Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Our ability to maintain or increase occupancy rates is a principal driver of maintaining and increasing the average effective rents in our commercial segments. The decrease in the average effective rental rates of new leases executed in the twelve months ended April 30, 2014 in our commercial retail segment when compared to new leases executed for the same period in the prior year is due to the signing of a new anchor tenant lease at our Jamestown Buffalo Mall property. In June of 2013, we executed a ten year lease with an effective date of August 1, 2013 for 84,338 square feet with a new anchor tenant at an average effective rent of $2.75 per square foot. This space was vacated by the former anchor tenant, which was paying $1.70 per square foot at the time their lease expired on May 31, 2013. Absent this transaction, the average effective rental rate for leases executed in our commercial retail segment in the twelve months ended April 30, 2014 would have been $11.72 per square foot. The decrease in the average effective rental rate of new leases executed in the total commercial portfolio for the twelve months ended April 30, 2014 when compared to the same period in the prior year is due primarily to the lease transaction mentioned above and the fact that there were significantly more new commercial industrial leases executed in the twelve months ended January 31, 2014. The decrease in the average effective rental rate of new leases executed in the commercial office portfolio for the three months ended April 30, 2014 when compared to the same period in the prior year is primarily due to significantly more net leases being executed in the three months ended April 30, 2014.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)

Lease Renewals
The following table summarizes our lease renewal activity within our same-store commercial segments (square feet data in thousands):
Three Months Ended April 30, 2014
	Square Feet of Leases Renewed(1)		Percent of Expiring Leases Renewed(2)		Average Term in Years		Weighted Average Growth (Decline) in Effective Rents(3)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Office	89,038	166,083	45.1%	84.7%	2.8	2.8	(3.1%)	(4.9%)	$5.13	$5.60	$3.59	$4.26
Healthcare	5,971	31,258	98.0%	100.0%	2.9	5.6	3.6%	2.8%	0	8.72	0	3.59
Industrial	0	13,870	100%	7.8%	0	3.0	0%	1.4%	0	0	0	0.64
Retail	45,629	30,891	100.0%	100.0%	3.2	3.6	4.9%	23.4%	0	2.44	0.14	0.25
Total	140,638	242,102	84.1%	50.4%	3.0	3.7	(1.2%)	(1.3%)	$3.25	$5.28	$2.32	$3.45
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period. Tenant improvements and leasing commissions are based on square feet leased during the period.

(2)
Renewal percentage of expiring leases is based on square footage of renewed leases and not the number of leases renewed. Expiring leases where the tenant retained occupancy on a month-to-month basis past the lease expiration date were considered to have been renewed.

(3)
Represents the percentage change in effective rent between the original leases and the renewal leases. Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

Twelve Months Ended April 30, 2014
	Square Feet of Leases Renewed(1)		Percent of Expiring Leases Renewed(2)		Average Term in Years		Weighted Average Growth (Decline) in Effective Rents(3)		Estimated Tenant Improvement Cost per Square Foot(1)		Leasing Commissions per Square Foot(1)
	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013
Office	311,836	399,399	53.4%	87.1%	3.4	3.1	(2.6%)	(5.3%)	$4.82	$5.89	$3.39	$4.47
Healthcare	40,967	55,718	98.3%	74.1%	3.3	6.5	8.0%	4.6%	8.51	16.67	0.94	4.74
Industrial	251,831	23,572	45.6%	30.9%	3.2	3.1	7.5%	(2.8%)	0.32	0.21	0.48	0.59
Retail	123,886	86,878	48.0%	72.4%	3.6	3.4	8.9%	8.6%	1.19	1.03	0.08	0.25
Total	728,520	565,567	63.5%	70.1%	3.4	3.9	1.9%	(2.6%)	$2.85	$5.97	$1.68	$3.69
(1)
The leasing activity presented is based on leases signed or executed for our same-store rental properties during the period and is not intended to coincide with the commencement of rental revenue in accordance with GAAP.  Results include properties classified in discontinued operations; prior periods reflect amounts previously reported and exclude retroactive adjustments for properties reclassified to discontinued operations in the current period. Tenant improvements and leasing commissions are based on square feet leased during the period

(2)
Renewal percentage of expiring leases is based on square footage of renewed leases and not the number of leases renewed. Expiring leases where the tenant retained occupancy on a month-to-month basis past the lease expiration date were considered to have been renewed.

(3)
Represents the percentage change in effective rent between the original leases and the renewal leases. Effective rents represent average annual base rental payments, on a straight-line basis for the term of each lease, excluding operating expense reimbursements. The underlying leases contain various expense structures including gross, modified gross, net and triple net.

The decrease in the percent of expiring leases renewed in the twelve months ended April 30, 2014 in our commercial retail segment when compared to the percent of expiring leases renewed for the same period in the prior year was due to the lease expiration of an anchor tenant at our Jamestown Buffalo Mall property which occupied 84,338 square feet. Although this lease expired on May 31, 2013, we were able to execute a lease with a new tenant for the entire 84,338 square feet with an effective date of August 1, 2013 that resulted in an increase in effective rent of 61.8% when compared to the rent paid by the prior tenant.  Not taking into account the previously mentioned vacated space, the percent of expiring leases renewed for our retail segment for the twelve months ended April 30, 2014 would have been 88.6%.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASING SUMMARY (Same-Store Properties)

Lease Expirations
Our ability to maintain and improve occupancy rates, and base rents, primarily depends upon our continuing ability to re-lease expiring space. The following table reflects the in-service portfolio lease expiration schedule of our consolidated commercial segments properties, including square footage and annualized base rent for expiring leases, as of April 30, 2014.
Fiscal Year of Lease Expiration	# of Leases	Square Footage of Expiring Leases(3)	Percentage of Total Commercial Segments Leased Square Footage	Annualized Base Rent of Expiring Leases at Expiration(2)	Percentage of Total Commercial Segments Annualized Base Rent
2015(1)	184	1,241,776	13.7%	$16,479,312	13.3%
2016	122	1,262,437	13.8%	17,365,450	14.0%
2017	125	1,178,312	13.0%	19,311,713	15.5%
2018	88	699,606	7.7%	12,163,841	9.8%
2019	84	1,316,695	14.5%	16,201,140	13.0%
2020	26	552,937	6.1%	5,902,586	4.8%
2021	37	334,256	3.7%	5,058,436	4.1%
2022	42	1,352,847	14.9%	16,711,943	13.5%
2023	10	460,613	5.0%	1,855,850	1.5%
2024	45	421,555	4.6%	6,845,936	5.5%
Thereafter	15	272,213	3.0%	6,183,086	5.0%
Totals	778	9,093,247	100.0%	$124,079,293	100.0%
(1)	Includes month-to-month leases. As of April 30, 2014 month-to-month leases accounted for 438,647 square feet.
(2)	Annualized Base Rent is monthly scheduled rent as of April 1, 2014, multiplied by 12.
(3)
Assuming that none of the tenants exercise renewal or termination options, and including leases renewed prior to expiration. Also excludes 98,174 square feet of income producing real estate operated within a Taxable REIT Subsidiary.

Because of the diverse property types in the Company's commercial portfolio and the dispersed locations of a substantial portion of the portfolio's properties in secondary and tertiary markets, information on current market rents is difficult to obtain, is highly subjective, and is often not directly comparable between properties. As a result, the Company believes that the increase or decrease in effective rent on its recent leases is the most objective and meaningful information available regarding rent trends and the relationship between rents on leases expiring in the near-term and current market rents across the Company's markets. The Company believes that rents on its new and renewed leases generally approximate market rents.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
10 LARGEST COMMERCIAL TENANTS – BASED ON ANNUALIZED BASE RENT(1)
as of April 30, 2014

Tenant	Number of Properties	Average Remaining Lease Term in Months	% of Total Commercial Segments' Minimum Rents	Aggregate Rentable Square Feet	% of Aggregate Occupied Square Feet
Affiliates of Edgewood Vista	33	74	14.4%	1,521,147	16.7%
St. Luke's Hospital of Duluth, Inc.	6	23	3.7%	198,775	2.2%
Fairview Health Services	9	44	3.7%	247,116	2.7%
Applied Underwriters	3	34	2.4%	141,724	1.6%
HealthEast Care System	1	58	1.8%	114,316	1.3%
Affiliates of Siemens USA (NYSE: SI)	2	35	1.4%	112,848	1.2%
Nebraska Orthopaedic Hospital	1	179	1.3%	61,758	0.7%
Microsoft (NASDAQ: MSFT)	1	56	1.3%	122,040	1.3%
Arcadis Corporate Services, Inc.	1	27	1.3%	71,430	0.8%
State of Idaho Department of Health and Welfare	2	46	1.2%	103,342	1.1%
Total/Weighted Average		55	32.5%	2,694,496	29.6%
(1)	See Definitions on page 31.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
COMMERCIAL LEASE EXPIRATIONS
as of April 30, 2014

	(dollars in thousands except average rental rates)
Fiscal Year	Number of Leases	Rentable Square Feet(1)	% of Rentable Square Feet	Annualized Rent(2)	Average Rental Rate	% of Annualized Base Rent
Commercial Office
2015(3)	86	416,593	10.6%	$7,367	$17.68	12.5%
2016	57	711,878	18.3%	10,666	14.98	18.1%
2017	63	809,693	20.8%	14,176	17.51	24.1%
2018	47	482,256	12.4%	7,324	15.19	12.5%
2019	46	850,703	21.8%	10,968	12.89	18.6%
2020 and thereafter	47	628,150	16.1%	8,380	13.34	14.2%
	346	3,899,273	100.0%	$58,881	$15.10	100.0%

Commercial Healthcare
2015(4)	40	413,312	13.9%	$6,384	$15.45	12.8%
2016	26	176,049	5.9%	3,695	20.98	7.4%
2017	31	163,793	5.5%	3,474	21.21	6.9%
2018	22	176,758	5.9%	4,321	24.44	8.7%
2019	15	290,137	9.7%	4,162	14.35	8.3%
2020 and thereafter	93	1,760,673	59.1%	27,958	15.88	55.9%
	227	2,980,722	100.0%	$49,994	$16.77	100.0%

Commercial Industrial
2015(5)	2	50,000	4.7%	$175	$3.50	3.4%
2016	4	248,098	23.2%	1,542	6.22	29.6%
2017	1	69,600	6.5%	357	5.12	6.8%
2018	0	0	0.0%	0	0.00	0.0%
2019	5	127,600	11.9%	515	4.03	9.8%
2020 and thereafter	5	574,813	53.7%	2,631	4.58	50.4%
	17	1,070,111	100.0%	$5,220	$4.88	100.0%

Commercial Retail
2015(6)	56	361,871	31.7%	$2,553	$7.06	25.6%
2016	35	126,412	11.1%	1,462	11.57	14.6%
2017	30	135,226	11.8%	1,305	9.65	13.1%
2018	19	40,592	3.5%	519	12.79	5.2%
2019	18	48,255	4.2%	556	11.52	5.6%
2020 and thereafter	30	430,785	37.7%	3,589	8.33	35.9%
	188	1,143,141	100.0%	$9,984	$8.73	100.0%

Commercial Total
2015(7)	184	1,241,776	13.7%	$16,479	$13.27	13.3%
2016	122	1,262,437	13.8%	17,365	13.76	14.0%
2017	125	1,178,312	13.0%	19,312	16.39	15.6%
2018	88	699,606	7.7%	12,164	17.39	9.8%
2019	84	1,316,695	14.5%	16,201	12.30	13.0%
2020 and thereafter	175	3,394,421	37.3%	42,558	12.54	34.3%
	778	9,093,247	100.0%	$124,079	$13.65	100.0%

(1)	Excludes 98,174 square feet of income producing real estate operated within a Taxable REIT Subsidiary.
(2)	Annualized Base Rent is monthly scheduled rent as of April 1, 2014 (cash basis), multiplied by 12.
(3)	Includes month-to-month leases. As of April 30, 2014 month-to-month leases accounted for 88,482 square feet.
(4)	Includes month-to-month leases. As of April 30, 2014 month-to-month leases accounted for 318,328 square feet.
(5)	The Commercial Industrial segment has no month-to-month leases in place as of April 30, 2014.
(6)	Includes month-to-month leases. As of April 30, 2014 month-to-month leases accounted for 31,837 square feet.
(7)	Includes month-to-month leases. As of April 30, 2014 month-to-month leases accounted for 438,647 square feet.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2014 ACQUISITION SUMMARY
as of April 30, 2014
(dollars in thousands)

Property	Location	Segment Type	Acquisition Date	Square Feet/Units	Leased Percentage At Acquisition	April 30, 2014 Leased Percentage	Acquisition Cost

Alps Park	Rapid City, SD	Multi-Family Residential	May 1, 2013	71	97.2%	100.0%	$6,200
Chateau II	Minot, ND	Unimproved Land	May 21, 2013	n/a	n/a	n/a	179
Jamestown Unimproved	Jamestown, ND	Unimproved Land	August 9, 2013	n/a	n/a	n/a	700
RED 20(1)	Minneapolis, MN	Unimproved Land	August 20, 2013	n/a	n/a	n/a	1,900
Southpoint	Grand Forks, ND	Multi-Family Residential	September 5, 2013	96	100.0%	97.9%	10,600
Pinecone Villas	Sartell, MN	Multi-Family Residential	October 31, 2013	24	83.3%	95.8%	2,800
Legends at Heritage Place	Sartell, MN	Commercial Healthcare and Unimproved Land	October 31, 2013	98,174	100.0%	100.0%	12,400
Spring Creek Fruitland	Fruitland, ID	Unimproved Land	January 21, 2014	n/a	n/a	n/a	335
Isanti Unimproved	Isanti, MN	Unimproved Land	February 4, 2014	n/a	n/a	n/a	50
Spring Creek Fruitland	Fruitland, ID	Commercial Healthcare	February 5, 2014	39,500	100.0%	100.0%	7,050
Rapid City Unimproved	Rapid City, SD	Unimproved Land	March 25, 2014	n/a	n/a	n/a	1,366
			Total Square Feet	137,674			$43,580
			Total Units	191

(1)	Land is owned by a joint venture in which the Company has an approximately 58.6% interest. The joint venture is consolidated in IRET's financial statements

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2014 DEVELOPMENT PLACED IN SERVICE SUMMARY
as of April 30, 2014
(dollars in thousands)

Property(1)	Location	Segment Type	Date Placed in Service	Square Feet/Units	Leased Percentage At Acquisition	April 30, 2014 Leased Percentage	Development Cost

Landing at Southgate(3)	Minot, ND	Multi-Family Residential	September 4, 2013	108	77.8%	100.0%	15,126
Cypress Court(4)	St. Cloud, MN	Multi-Family Residential	November 1, 2013	132	59.1%	78.8%	13,564
River Ridge(5)	Bismarck, ND	Multi-Family Residential	December 2, 2103	146	81.5%	100.0%	24,857
			Total Units	386			$53,547

(1)
Development projects that are placed in service in phases are excluded from this table until the entire project has been placed in service. See Development In Progress Summary for additional information on the Renaissance Heights I project, which was partially placed in service during the three months ended April 30, 2014.

(2)
Development property placed in service September 4, 2013. Costs paid in fiscal year 2013 totaled $6.3 million. Additional costs paid in fiscal year 2014 totaled $8.8 million, for a total project cost at April 20, 2014 of $15.1 million. The project is owned by a joint venture entity in which the Company has an approximately 51% interest.

(3)	Development property placed in service November 1, 2013. Costs paid in fiscal year 2013 totaled $5.8 million. Additional costs paid in fiscal year 2014 totaled $7.8 million, for a total project cost at April 30, 2014 of $13.6 million. The project is owned by a joint venture entity in which the Company has an approximately 86.1% interest.
(4)	Development property placed in service December 2, 2013. Costs paid in fiscal year 2013 totaled $10.1 million, including the land acquired in fiscal year 2009. Additional costs paid in fiscal year 2014 totaled $14.8 million, for a total project cost at April 30, 2014 of $24.9 million.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
FISCAL 2014 DEVELOPMENT IN PROGESS SUMMARY
as of April 30, 2014
(dollars in thousands)

Project Name and Location	Planned Segment	Square Feet or Number of Units	Percentage Leased or Committed	Anticipated Total Cost	Costs as of April 30, 2014(1)	Anticipated Construction Completion
Dakota Commons - Williston, ND	Multi-Family Residential	44 units	0%	$10,736	$9,013	FY2015 Q1
Commons at Southgate - Minot, ND(2)	Multi-Family Residential	233 units	0%	37,201	28,065	FY2015 Q2
Cypress Court II – St. Cloud, MN(3)	Multi-Family Residential	66 units	0%	7,028	1,580	FY2015 Q3
Arcata - Golden Valley, MN	Multi-Family Residential	165 units	0%	33,448	13,018	FY2015 Q3
Red 20 - Minneapolis, MN(4)	Multi-Family Residential and Commercial	130 units and 10,625 sq ft	0%	29,462	13,980	FY2015 Q3
Renaissance Heights I - Williston, ND(5)	Multi-Family Residential	288 units	13.2%	62,362	39,017	FY2015 Q4
Chateau II - Minot, ND(6)	Multi-Family Residential	72 units	0%	14,711	2,098	FY2015 Q4
Cardinal Point - Grand Forks, ND	Multi-Family Residential	251 units	0%	40,042	6,829	FY2016 Q1
Other	n/a	n/a	n/a	n/a	2,496	n/a
				$234,990	$116,096
(1)	Includes costs related to development projects that are placed in service in phases (Renaissance Heights I - $11.5 million).
(2)	The Company is an approximately 51% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(3)	The Company is an approximately 86.1% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(4)	The Company is an approximately 58.6% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(5)	The Company is an approximately 70% partner in the joint venture entity constructing this project; the anticipated total cost amount given is the total cost to the joint venture entity.
(6)	On December 5, 2013, this development project was destroyed by fire. See Note 2 of the Notes to Condensed Consolidated Financial Statements in this report for additional information.

Definitions
April 30, 2014
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt and gain/loss from involuntary conversion. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, the cost of debt, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA as calculated by us is not comparable to Adjusted EBITDA reported by other REITs that do not define Adjusted EBITDA exactly as we do.
Adjusted funds from operations (AFFO) is calculated by subtracting from Funds from operations (FFO) (1) tenant improvements and leasing costs at same-store properties, and recurring capital expenditures that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization. We may also subtract from FFO certain unusual non-recurring items that do not produce cash available for distribution to shareholders. Our calculation subtracts from FFO leasing commissions and tenant improvements at same-store properties only, since we consider tenant improvement and leasing cost levels at non-same-store properties unrepresentative of expected levels at same-store properties. Previously-reported AFFO amounts are not revised for changes in the composition of the same-store properties pool. AFFO is included herein because we consider it to be a measure of a REIT's ability to incur and service debt and to pay distributions to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of the reporting period, multiplied by 12.
Debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet plus the market value of shares outstanding at the end of the period.
Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization.
Funds from operations (FFO) - The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis." In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure.  We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results.
Net Operating Income (NOI) is total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses).  We believe that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance.
Payout ratio (FFO per share and unit basis) - The ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual FFO per share and unit.
Ratio of earnings to fixed charges - The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Fixed charges consist of mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest.
Ratio of earnings to combined fixed charges and preferred distributions - The ratio of earnings to combined fixed charges and preferred distributions is computed by dividing earnings by combined fixed charges and preferred distributions. For this purpose, earnings consist of income from continuing operations plus fixed charges and preferred distributions, less adjustments for noncontrolling interests - consolidated real estate entities, capitalized interest and preferred distributions. Combined fixed charges and preferred distributions consist of fixed charges (mortgage and loan interest expense, whether expensed or capitalized, the amortization of debt expense and capitalized interest) and preferred distributions.
Recurring capital expenditures are expenditures (excluding capital expenditures recoverable from tenants and capital expenditures at properties sold during the period) made on a regular or recurring basis to maintain a property's competitive position within its market, generally with a depreciable life of 5 to 12 years, but excluding (a) capital expenditures made in the year of acquisition and in subsequent periods until the property is classified as same-store (i.e., excluding capital expenditures on non-same-store properties), (b) improvements associated with the expansion or re-development of a building, (c) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class A office) or (d) capital improvements that represent the addition of something new to a property, rather than the replacement of an existing item.
Scheduled rent revenue is the total possible revenue from all leasable units and square footage, with occupied space valued at contract rates pursuant to leases and vacant units or square footage at market rates.
Same-store properties are properties owned or in service for the entirety of the periods being compared, and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for commercial office, healthcare, industrial and retail properties.